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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 Registration Statement on Form N-1A (the "Registration Statement") of our report dated December 2, 1996 relating to the statement of assets and liabilities of the GE LifeStyle Funds, as of November 7, 1996, which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" and "Financial Statements" in such Statement of Additional Information.

/s/ Price Waterhouse

February 3, 1997
Boston, Massachusetts